UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2013

Snap-on Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 80th Street, Kenosha, WI 53143

(Address of principal executive offices)

(262) 656-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 27, 2013, Snap-on Incorporated (“Snap-on”) entered into a five-year, $700 million multi-currency revolving credit facility that terminates on September 27, 2018 (the “New Facility”). This New Facility amends and restates Snap-on’s $500 million multi-currency revolving credit facility that was set to terminate on December 8, 2016 (as of September 27, 2013, no amounts were outstanding under this facility). Borrowings under the New Facility will bear interest at varying rates based on Snap-on’s then-current, long-term debt ratings. At Snap-on’s current long-term debt ratings, the interest rate on borrowings under the New Facility would be LIBOR plus 90 basis points.

The New Facility requires that Snap-on maintain, as of each fiscal quarter end, (i) a ratio not greater than 0.60 to 1.00 of consolidated net debt (consolidated debt net of certain cash adjustments) to the sum of such consolidated net debt plus total equity and less accumulated other comprehensive income or loss; or (ii) a ratio not greater than 3.50 to 1.00 of such consolidated net debt to earnings before interest, taxes, depreciation, amortization and certain other adjustments for the preceding four fiscal quarters then ended.

The foregoing description of the New Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Five Year Credit Agreement, dated as of September 27, 2013, among Snap-on and each lender and agent listed on the signature pages thereof, with respect to which J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and U.S. Bank National Association acted as joint lead arrangers and joint bookrunners, filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Snap-on’s $200 million, 364-day loan and servicing agreement expired at the end of its term on September 27, 2013, and was not renewed. As a result, the related receivables sale agreement, dated as of October 1, 2010, among Snap-on Credit LLC, as seller, SOC SPV1, LLC, as purchaser, and other subsidiaries of Snap-on party thereto, as amended, was terminated on September 28, 2013.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Incorporated herein by reference to Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith:

10.1	Amended and Restated Five Year Credit Agreement, dated as of September 27, 2013, among Snap-on Incorporated and the lenders and agents listed on the signature pages thereof, and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and U.S. Bank National Association as joint lead arrangers and joint bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP-ON INCORPORATED

Date: October 1, 2013	By:	/s/ Aldo J. Pagliari
Aldo J. Pagliari, Principal Financial Officer,
Senior Vice President – Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Amended and Restated Five Year Credit Agreement, dated as of September 27, 2013, among Snap-on Incorporated and the lenders and agents listed on the signature pages thereof, and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and U.S. Bank National Association as joint lead arrangers and joint bookrunners.